UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 17, 2010 (June 11, 2010)

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710054
(Zip Code)

86-029-82582632
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 11, 2010, China Housing & Land Development, Inc. (the “Company”) reached agreements with major investors to retire approximately US$10 million of non-convertible portion of the US$20 million 5% Senior Secured Convertible Notes, which were issued to the investors in January 2008. The investors also agreed to exercise all their outstanding warrants associated with the 5% Senior Secured Convertible Notes.

Upon completion of the transaction, the Company will retire up to US$10 million non-convertible portion of the notes through the issuance of approximately 1.73 million common shares at US$ 5.57 per share. The share price of China Housing was US$ 2.31 per share on June 11, 2010. In connection with the 5% Senior Secured Convertible Notes financing in January 2008, investors were granted 1,437,467 five-year warrants with a strike price of US$ 6.07 per share. In accordance with the current agreements, the investors will exercise all of their remaining 1.2 million outstanding warrants, with every two warrants to be converted to one common share.

Item 7.01 Regulation FD Disclosure

On June 14, 2010, the Company issued a  press release announcing the retirement of portion of the notes and exercise of warrants as referenced above.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01   Financial Statements and Exhibits

The following exhibit is furnished as part of this report:

99.1	Press Release of China Housing & Land Development, Inc. dated June 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.
Dated: June 17, 2010
	By:	/s/ Xiaohong Feng
Name: Xiaohong Feng Title: Chief Executive Officer